SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report (Date of earliest
                                event reported):
                                 April 15, 2002

                            WORLDWIDE PETROMOLY, INC.
             (Exact name of registrant as specified in its charter)

                       Commission File Number: 000-30805

         Colorado                                                     84-1125214
(State or other jurisdiction of                                 (I.R.S. Employer
 incorporation or organization)                              Identification No.)



12600 Deerfield Parkway
Suite 100
Alpharetta, Georgia                                                        30004
(Address of principal executive offices)                              (Zip Code)


                                 (678) 762-3285
              (Registrant's telephone number, including area code)


                _________________________________________________
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     On April 4, 2002, the Company's board of directors appointed Eric J. Froistad to the board of directors. The appointment brings the total number of directors to seven. Mr. Froistad has over twenty years of experience in financial, accounting and treasury management with industry experience in healthcare, media/communications and real estate.

     In addition, the Company filed a preliminary information statement with the Securities and Exchange Commission related to a number of shareholder actions. The Company intends to conduct a special meeting of shareholders on May 3, 2002 to approve the proposed actions. At the special meeting, the shareholders will be asked to approve a change in the Company's corporate domicile from Colorado to Nevada, which will have the effect of a change in the Company's name from Worldwide Petromoly, Inc. to Small Town Radio, Inc., an 18-for-1 reverse stock split and the removal of Robing Vale as a director. The Company has received indications of approval from shareholders holding more than 60% of the Company's voting power that those shareholders will vote in favor of all of the proposals listed above.

     For a complete description of the Company's proposed actions to be taken at the special shareholders meeting, interested parties are urged to review the Company's preliminary information statement filed with the Securities and Exchange Commission and available at www.sec.gov. The Company has also attached a press release as Exhibit 99.1 to this Form 8-K regarding the proposed action.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired.

     N/A

(b)  Pro Forma Financial Information.

     N/A

(c)  Exhibits

99.1 Press release dated April 10, 2002










                            (Signatures on Next Page)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      WORLDWIDE PETROMOLY, INC.

Date:  April 15, 2002                 By:      /s/ Daniel W. Hollis
                                               --------------------
                                               Daniel W. Hollis
                                               Chairman of the Board and
                                               Chief Executive  Officer
                                               (Principal Executive Officer)

Worldwide PetroMoly Files Information Statement, Names New Board Member; Name Change to `Small Town Radio,' Reverse Split Set for May

4/11/2002 7:53:00 AM

ALPHARETTA, Ga., Apr 11, 2002 (BUSINESS WIRE) -- Worldwide PetroMoly Inc. (OTCBB: MOLY) today filed an information statement for a special meeting of shareholders to approve a number of changes designed to increase the share value of the Company and simplify its management process.

Management already has indications from its key shareholders that all matters under consideration will be approved. Further, it announced that it had added a new member to its Board of Directors with extensive experience in the broadcast industry.


Among the matters to be considered at the special meeting are a change of the Company's name to Small Town Radio, Inc. "While we have been doing business as Small Town Radio for almost a year now, we need to formalize the change with a share vote," explained Dan Hollis, Chairman of the Company. Other matters to be considered at the special meeting include an 18 for 1 reverse split of the common stock of the Company. As a result of the reverse stock split, the number of shares of the Company's outstanding common stock would decrease to approximately 9.5 million, from approximately 172 million. Any fractional shares which result from the reverse split will be rounded up to the next whole number.


Further, to facilitate a simpler management process the Company will change its state of incorporation from Colorado to Nevada. Mr. Hollis commented, "The Company will benefit from the corporate governance changes that are provided by the change in state of incorporation, making our growth strategy much easier to implement." The Company's transfer agent, upon tender of the existing physical shares, either by the direct owner or its holder, if in street name, will issue new physical shares in the name of Small Town Radio, Inc. on a one for one basis after giving effect to the 18 for 1 reverse stock split.


The final matter to be considered at the special meeting of shareholders is the removal of Robert S. "Robin" Vail as a director of the Company.


The company also announced that it has taken steps to further expand the depth management team with the addition of a Board member with significant broadcast industry experience. The Board of Directors is pleased to announce that Mr. Eric
J. Froistad was elected to the Board. Said Mr. Hollis, "Eric brings background to the Company that will help us execute our core business plan. While VP of Finance at New World Communications, he played key roles both in financing the company, and working through over $1 billion of mergers and acquisitions of television properties. New World, which was subsequently merged into Fox Television (FOX) , providing a substantial return on investment for shareholders. We are pleased that he has chosen to join us as we begin this phase of our development."


Worldwide PetroMoly, Inc.'s business strategy is to acquire radio stations in its target markets, generally exurban and rural markets. The Company intends initially to acquire radio stations in its target markets in the Southeastern United States, ultimately building a geographically contiguous coverage area for both its broadcast signals and advertising sales force. The Company believes that a network of stations in contiguous broadcast areas with two or three common programming formats will provide an advertising and listener base of significant size. Information on the Company can be found on its web site at www.smalltownradioinc.com.


This news release contains  "forward-looking  statements"  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Words such as "intends", "expects", "anticipates", "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include the inability of the Company to obtain financing for the acquisition of radio stations; the reliability and availability of new technology in the radio station industry; financial, operational and other business problems associated with the acquisition of a number of radio stations in a short period of time; general and industry-specific economic conditions. The company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.